Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Amends and Extends $1.8 Billion Revolving Credit Facility

HOUSTON, June 27, 2019 /PRNewswire/ -- Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it has completed a $1.8 billion five-year revolving syndicated credit facility with 23 financial institutions that will expire in June 2024 and can be expanded to $2.1 billion total availability.

The revolving facility will provide $1.44 billion for inventory floorplan financing.  The facility will also provide $360.0 million for working capital, acquisitions and general corporate purposes, of which up to $125.0 million can be borrowed in either Euros or Pounds Sterling.  New Vehicle and Used Vehicle floorplan interest rates are at one-month LIBOR plus 110bps and one-month LIBOR plus 140bps, respectively.

Lenders in the syndicated facility include four manufacturer-affiliated finance companies and 19 commercial banks.  The four manufacturer-affiliated finance companies are: Mercedes-Benz Financial Services USA LLC; Toyota Motor Credit Corporation; BMW Financial Services NA, LLC; and American Honda Finance Corporation.  The 19 commercial banks are: U.S. Bank National Association; Bank of America, N.A.; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, National Association; Comerica Bank; BBVA USA; Branch Banking & Trust; MassMutual Asset Finance LLC; TD Bank, N.A.; Bank of the West; KeyBank National Association; NYCB Specialty Finance Company, LLC.; Capital One NA; PNC Bank, National Association; Barclays Bank PLC; Zions Bancorporation, N.A. (dba Amegy Bank); Ally Bank.; Amarillo National Bank; and Bank of Oklahoma.  The syndication was arranged through U.S. Bank National Association, JPMorgan Chase Bank N.A., BofA Securities, Inc., and Wells Fargo Securities, LLC.

"The extension of our $1.8 billion revolving facility further strengthens Group 1's balance sheet by locking in ample, reasonably priced capital for vehicle financing and acquisition growth for the next five years," said John C. Rickel, Group 1's senior vice president and chief financial officer. "The commitments made by our lenders are a testament to the strong relationships we have established with our financial partners over the years."

About Group 1 Automotive, Inc.

Group 1 owns and operates 181 automotive dealerships, 233 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 30 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things,

Group 1 Automotive, Inc.

(a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila M. Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com